WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


[/LEGEND]

<PERIOD-TYPE>                         YEAR
<FISCAL-YEAR-END>                     JUN-30-2000
<PERIOD-START>                        JAN-01-1999
<PERIOD-ED>                           DEC-31-1999
<BOOK-VALUE>                          PER-BOOK
<TOTAL-ASSETS>                        467,132,695
<TOTAL-OPERATING-REVENUES>            275,896,120
<NET-INCOME>                          (16,099,879)

